APPENDIX A

Designated Funds

Alexis Practical Tactical ETF
Clough Hedged Equity ETF
Clough Select Equity ETF
Core Alternative ETF
Dividend Performers ETF
Horizon Kinetics Blockchain Development ETF
Horizon Kinetics Energy and Remediation ETF
Horizon Kinetics Inflation Beneficiaries ETF
Horizon Kinetics Medical ETF
Horizon Kinetics SPAC Active ETF
Opal Dividend Income ETF
Overlay Shares Core Bond ETF
Overlay Shares Foreign Equity ETF
Overlay Shares Hedged Large Cap Equity ETF
Overlay Shares Large Cap Equity ETF
Overlay Shares Municipal Bond ETF
Overlay Shares Short Term Bond ETF
Overlay Shares Small Cap Equity ETF
Preferred-Plus ETF
RiverNorth Patriot ETF
RiverNorth Enhanced Pre-Merger SPAC ETF
RiverNorth Core Opportunity ETF
Roundhill Alerian LNG ETF
Roundhill Ball Metaverse ETF
Roundhill Cannabis ETF
Roundhill Magnificent Seven ETF
Roundhill S&P Global Luxury ETF
Roundhill Sports Betting & iGaming ETF
Roundhill Video Games ETF
Spear Alpha ETF
STF Tactical Growth ETF
STF Tactical Growth & Income ETF
Swan Hedged Equity US Large Cap ETF
Teucrium Agricultural Strategy No K-1 ETF
Teucrium No K-1 Corn ETF
Teucrium 2x Daily Corn ETF
Teucrium No K-1 Wheat ETF
Teucrium 2x Daily Wheat ETF
Teucrium No K-1 Sugar ETF
Teucrium 2x Daily Sugar ETF
Teucrium No K-1 Soybean ETF
Teucrium 2x Daily Soybean ETF
TrueShares Active Yield ETF
TrueShares Eagle Global Renewable Income ETF
TrueShares Low Volatility Equity Income ETF

TrueShares Structured Outcome Series ETFs
TrueShares Structured Outcome Series II ETFs
TrueShares Technology, AI & Deep Learning ETF
Wahed Dow Jones Islamic World ETF
Wahed FTSE USA Shariah ETF